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                                                                    EXHIBIT 10.5

                          CORPORATE SERVICES AGREEMENT

     THIS CORPORATE SERVICES AGREEMENT is entered into as of _______________, 1997 between Science Applications International Corporation, a Delaware corporation ("SAIC"), and Network Solutions, Inc., a Delaware corporation ("Subsidiary").

                                    RECITALS

     WHEREAS, Subsidiary is currently a wholly-owned subsidiary of SAIC and obtains administrative and other services from SAIC;

     WHEREAS, Subsidiary is currently considering an initial public offering of _____ percent of its Common Stock;

     WHEREAS, after such initial public offering, SAIC will own the remaining _____% of the Common Stock of Subsidiary;

     WHEREAS, after such initial public offering, Subsidiary desires to continue to obtain administrative and other services from SAIC and SAIC is willing to continue to furnish or make such services available to Subsidiary; and

     WHEREAS, by this Agreement, SAIC and Subsidiary desire to set forth the basis for SAIC's providing services of the type referred to herein.

     IT IS MUTUALLY agreed by the parties hereto as follows:

     1.      SERVICES

     Beginning on the date of this Agreement, SAIC, through its corporate staff, will provide or otherwise make available to Subsidiary certain general corporate services, including, but not limited to, the following:

     1.1 Control Group. SAIC shall provide to Subsidiary all services and functions comprised of the "Control Group" as defined by SAIC in its Corporate Home Office Disclosure Statement. The Control Group currently includes the functions of the Chief Executive Officer's Office, Corporate Administration, Internal Audit, Treasury, SAIC Board of Directors, Annual Report, Controller, Chief Financial Officer, Quality Programs and Financial Reporting.

     1.2 Central Services. SAIC shall also provide to Subsidiary certain services and functions within the "Central Services" as defined by SAIC in its Corporate Home Office Disclosure Statement and agreed upon by the Subsidiary. Such services and functions currently include the following:

            (a) Records Retention. SAIC shall provide assistance in the storage and
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retrieval of documentation and backup information.

            (b) Financial Accounting. SAIC shall provide assistance with internal and external financial reporting, management of general ledger functions and fixed asset and real property accounting.

            (c) Corporate Project Control. SAIC shall provide assistance, training and coordination of project control activities.

            (d) Cost Accounting. SAIC shall provide assistance in assigning project account and contract numbers, maintaining organization tables and group receivable analysis.

            (e) Corporate Development. SAIC shall provide assistance with corporate planning, government relations and corporate quality assurance.

            (f) Corporate Information Services. SAIC shall be responsible for developing application software for the Corporate Management
Information System (MIS), writing program codes and distributing MIS reports.

            (g) Tax. SAIC shall be responsible for the preparation and filing of Federal, state and local tax returns in accordance with the Tax Sharing Agreement of even date herewith between SAIC and Subsidiary. In addition, SAIC shall provide tax research and planning and assistance on tax audits (Federal, state and local). Subsidiary shall be responsible for the preparation and filing of property, sales and use tax returns.

            (h) Corporate Contracts. SAIC shall provide assistance on general contracting issues and internal administration procedures and conflicts of interest.

            (i) Risk Management. Except for employee benefit programs defined in Section 1.2(k) below, SAIC shall include Subsidiary and its property and employees, where applicable, within insurance coverage obtained by SAIC ("SAIC Insurance"), except for Directors and Officers Liability Insurance, which shall be procured with the assistance of SAIC Risk Management at the sole cost of Subsidiary, with coverage limits and terms acceptable to SAIC. Subsidiary shall be responsible for coordinating with SAIC Risk Management for any other insurance policy or coverage it desires and shall be responsible for any expense or settlement which is (i) not within the scope of the SAIC Insurance or (ii) a policy exclusion or limitation under the SAIC Insurance. Any claim expense or settlement amounts that are within any deductible or self-insured retention applicable to any policy shall be charged to Subsidiary. Subsidiary shall not take any action which shall cause a default or limit SAIC's ability to make any claim under any of the SAIC Insurance and Subsidiary agrees to indemnify and hold harmless SAIC for any expenses that are the result of Subsidiary's breach of policy provisions which results in denial of coverage to SAIC. With respect to any claim made under the SAIC Insurance which is applicable to or desired by Subsidiary, Subsidiary shall notify SAIC of such claim, cooperate with SAIC in the presentation and prosecution of such claim, and consult with SAIC on any dispute regarding such claim, provided, however that as between SAIC and Subsidiary, SAIC shall have final decision-making authority over such claim.





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                 (j)      Legal.  SAIC shall provide general legal advice,
review and guidance in the areas of contracts, intellectual property, labor and corporate matters. SAIC shall provide assistance for SEC compliance, acquisitions and strategic arrangements and will maintain Subsidiary's corporate records, including minutes of meetings of the Boards of Directors and Stockholders. Legal services provided by lawyers other than SAIC's in-house counsel shall be coordinated with and approved by Subsidiary prior to obtaining such services and the cost of such services shall be invoiced to and paid by Subsidiary.

                 (k) Human Resources/Payroll. SAIC shall administer, oversee and maintain SAIC programs and benefits in which Subsidiary participates, provide support and assistance in employee relation matters, interface with governmental agencies including EEOC and maintain and update employee policies and procedures. SAIC, through a third party provider, shall provide payroll and related services for Subsidiary's employees. Subsidiary shall provide to SAIC all necessary information required for participation in such plans by employees and for payroll and other related services.

                 (l) Stock Programs. SAIC shall administer the participation of Subsidiary's employees in certain stock benefit programs and plans maintained by SAIC such as stock options plans, bonus plans and stock purchase plans.

                 (m) Retirement Programs. SAIC shall administer the participation of Subsidiary's employees in the employee benefit plans sponsored by SAIC such as the following: Employee Stock Ownership Plan, Profit Sharing Plan, Cash or Deferred Arrangement and certain bonus and deferral plans. Subsidiary shall provide to SAIC all necessary information required for participation in such plans by its employees. SAIC shall be responsible for filing all required reports under ERISA for employee benefit plans sponsored by SAIC.

                 (n) Real Estate/Facilities. SAIC shall assist Subsidiary in locating facilities and will provide assistance in the negotiation and documentation of leases.

         1.3 SAIC shall also provide services in addition to those enumerated in Sections 1.1 and 1.2 above as reasonably requested by Subsidiary.

         2.      FEES.

         2.1 Fixed Fee. For performing general services of the types described above in Section 1, SAIC will charge Subsidiary an annual fixed fee equal to 2.5% of the net revenues of Subsidiary for the fiscal year in which such services are performed (such amount to be prorated on a daily basis for any partial year), which fee is intended to compensate SAIC for Subsidiary's pro rata share of the aggregate costs actually incurred by SAIC in connection with the provision of such services to all recipients thereof. The fee set forth in the preceding sentence may be adjusted on an annual basis by mutual agreement of SAIC and Subsidiary.

         2.2 Additional Costs. In addition to the foregoing services, certain specific services will be made available to Subsidiary by SAIC on an as-requested basis. These may include, but are not limited to, services specifically requested by Subsidiary or services which, in SAIC's





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judgment, are not routine administrative services or create unusual burdens or demands on SAIC's resources. In such event, SAIC shall notify Subsidiary of the cost of such services and obtain Subsidiary's consent prior to performing such services. SAIC will charge Subsidiary for the costs actually incurred (including overhead and general administrative expenses) for such services that are requested by Subsidiary and supplied by SAIC.

         2.3 The charges for service pursuant to Sections 2.1 and 2.2. above will be determined and payable at the end of each SAIC accounting period. The charges will be due when billed and shall be paid no later than 15 days from the date of billing. When services of the type described above in Section 1 are provided by outside providers to Subsidiary or, if in connection with the provision of such services out-of-pocket costs are incurred such as travel, the cost thereof will be paid by Subsidiary. To the extent that Subsidiary is billed by the provider directly, Subsidiary shall pay the bill directly. If SAIC is billed for such services, SAIC may pay the bill and charge Subsidiary the amount of the bill or forward the bill to Subsidiary for payment by Subsidiary.

         3. SUBSIDIARY'S DIRECTORS AND OFFICERS. Nothing contained herein will be construed to relieve the directors or officers of Subsidiary from the performance of their respective duties or to limit the exercise of their powers in accordance with the Certificate of Incorporation or Bylaws of Subsidiary or in accordance with any applicable statute or regulation.

         4. NO LIABILITY; NO THIRD PARTY BENEFICIARIES. In furnishing Subsidiary with management advice and other services as herein provided, neither SAIC nor any of its officers, directors, employees or agents shall be liable to Subsidiary or its employees, creditors or shareholders for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. The provisions of this Agreement are for the sole benefit of SAIC and Subsidiary and will not, except to the extent otherwise expressly stated herein, inure to the benefit of any third party.

         5.      TERM.

         5.1 Term. The initial term of this Agreement shall begin on the date of this Agreement and continue through the end of Subsidiary's current fiscal year. This Agreement shall automatically renew at the end of the initial term for successive one-year terms until terminated in accordance with Section
5.2 below.

         5.2     Termination.

         (a) Entire Agreement. After SAIC no longer owns more than 50% of the issued and outstanding Common Stock of Subsidiary, this Agreement may be terminated in its entirety by either party at any time on one hundred eighty
(180) days prior written notice to the other party.





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         (b)     Central Services.  Any or all of the services or functions within the "Central Services" may be terminated by either party at any time on one hundred eighty (180) days prior written notice to the other party.

         (c) Mutual Agreement. This Agreement may be terminated at any time by the mutual agreement of the parties hereto.

         5.3 Termination Fee. In the event of a termination of this Agreement, Subsidiary shall pay to SAIC its pro rata fee through the date of termination pursuant to Section 2.1 for the year in which the termination takes effect.

         6. INDEPENDENT CONTRACTORS. SAIC and Subsidiary each hereby declares and represents that each is engaged in an independent business and will perform its obligations under the Agreement as an independent contractor and not as the agent or employee of the other, that each party shall and hereby retains the right to exercise full control of and supervision over the performance of its own obligations hereunder and shall retain full control over the employment, direction, compensation, and discharge of all those of its employees assisting in the performance of such obligations.

         7. OTHER ACTIVITIES OF SAIC. Subsidiary recognizes that SAIC now renders and may continue to render services to other companies that may or may not have policies and conduct activities similar to those of Subsidiary. SAIC shall be free to render such advice and other services, and Subsidiary hereby consents thereto. SAIC shall not be required to devote full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary to perform the services required hereunder.

         8.      MISCELLANEOUS.

         8.1 Notices. All notices, billings, requests, demands, approvals, consents, and other communications which are required or may be given under this Agreement shall be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties at their respective addresses set forth below:





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                 If to Subsidiary:                  If to SAIC:

                 Network Solutions, Inc.            Science Applications
                 505 Huntmar Park Drive             International Corporation
                 Herndon, VA 20170                  10260 Campus Point Drive
                 Attention:  Controller             San Diego, CA 92121
                                                    Attention:  Controller

      8.2 No Assignment. This Agreement shall not be assignable except with the prior written consent of the other party to this Agreement.

      8.3 Applicable Law. This Agreement shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed therein.

      8.4 Headings. The section headings used in this Agreement are for convenience of reference only and will not be considered in the interpretation or construction of any of the provisions thereof.

      8.5 Amendments, Waivers. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing signed by the parties (which, in the case of NSI, shall require the approval of a majority of its independent directors).

      8.6 Severability. If any terms or provisions hereof or the application thereof to any circumstances shall be found by any court having jurisdiction to be invalid or unenforceable to any extent, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

      8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the date first above written.

                                   SCIENCE APPLICATIONS
                                   INTERNATIONAL CORPORATION

                                   By:
                                      --------------------------

                                   Title:
                                         -----------------------





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                                  SUBSIDIARY
                                  NETWORK SOLUTIONS, INC.



                                  By:
                                     --------------------------


                                  Title:
                                        -----------------------




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